EXHIBIT 23.1

CONSENT OF BDO AUDIBERIA AUDITORES

We hereby consent to the incorporation by reference in this Registration Statements on Form S-3 of our reports dated March 29, 2007, relating to the consolidated financial statements, the effectiveness of Private Media Group, Inc’s internal control over financial reporting, and financial statement schedule II of Private Media Group, Inc., appearing in Private Media Group, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2006.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/S/ BDO AUDIBERIA AUDITORES S.L.
Barcelona, Spain

December 7, 2007